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                                                                     Exhibit 3.5

                                                             File No. 52439-D

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                                 STATE OF ALASKA
                       DEPARTMENT OF COMMERCE AND ECONOMIC
                                   DEVELOPMENT
                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

                                   CERTIFICATE
                                       OF
                                    AMENDMENT
                              BUSINESS CORPORATION

         The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that Articles of Amendment to the Articles of Incorporation, duly signed and verified pursuant to the provisions of the Alaska Corporations Code, have been received in this office and have been found to conform to law.

         ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in me by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of

                        PENINSULA CELLULAR SERVICES, INC.

         and attaches hereto the original copy of the Articles of Amendment.


                                        IN TESTIMONY WHEREOF, I execute this
                                        certificate and affix the Great Seal of
                                        the State of Alaska on MAY 24, 1999.

                                        /s/ Deborah B. Sedwick

                                        Deborah B. Sedwick
                                        Commissioner of Commerce
                                           and Economic Development

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                                                              Filed for Record
                                                              State of Alaska

                                                                MAY 24 1999

                                                            Dept. of Commerce
                                                          & Economic Development

                            ARTICLES OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                        PENINSULA CELLULAR SERVICES, INC.

         Pursuant to Section 10.06.502 ET SEQ. of the Alaska Corporations Code, Peninsuala Cellular Services, Inc. hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I.

         The name of the corporation shall be Peninsula Cellular Services, Inc.

                                   ARTICLE II.

         Section 3, Article VIII of the Articles of Incorporation is deleted and the following provision is inserted in its place:

                  SECTION 3. This corporation my enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholder(s) and with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members or otherwise.

                                  ARTICLE III.

                  This amendment was approved by the Board of Directors on May 14, 1999, and by the sole shareholder at a special meeting called for that purpose on May 14, 1999.

                                   ARTICLE IV.

         The number of shares outstanding and entitled to vote is 1,000.
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                                   ARTICLE V.

         The number of shares voting for the amendment was 1,000; no shares voted against the amendment.

         IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment this 20th day of May, 1999.


                                         PENINSULA CELLULAR SERVICES, INC.


                                         By:  /s/ MICHAEL E. HOLMSTROM
                                            ---------------------------------
                                                 MICHAEL E. HOLMSTROM
                                         Its:    Senior Vice President


                                         By:  /s/ DEAN A. RYLAND
                                            ---------------------------------
                                                 DEAN A. RYLAND
                                         Its:    Acting Secretary


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